Exhibit 99.1

Great Lakes Announces Engagement with Raymond James

CHEYENNE, WY, June 30, 2014 – Great Lakes Aviation, Ltd. (OTC Bulletin Board: GLUX.OB-news, “Great Lakes”), announced today that it has engaged Raymond James as its investment banker to advise the Company with respect to new financing options and strategic alternatives. As part of its assignment, Raymond James will also assist the Company in evaluating changes to its business and fleet configuration.

In March of this year the Company was successful at certifying new FAA Operations Specifications that have enabled the Company to hire pilots despite recent regulatory changes that have had the effect of materially reducing the supply of qualified pilot applicants for the regional airline sector in general. The reductions in small community air service capacity seen across the U.S. in 2014 are a result of this same reduced pilot supply, and are creating the need for a re-invented regional airline industry. The Company intends to respond to that need.

Great Lakes provides scheduled passenger service to over 30 airports throughout the mid-west and western United States operating a fleet of Embraer EMB-120 Brasilias, and Beechcraft 1900D regional airliners. A current route map may be viewed by going to www.flygreatlakes.com/route_map/current_map.htm.

To view additional information, make travel reservations or purchase tickets on Great Lakes, visit www.flygreatlakes.com. You can also call the Great Lakes Reservations Center at 800-554-5111 or contact your local travel agent to arrange travel.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.